Exhibit 5.1

September 4, 2026

ClearOne, Inc. 7533 S Center View Ct. #5311 West Jordan, Utah 84084

Re:              ClearOne, Inc. - Registration Statement on Form S-1/A

Dear Sir/Madam:

We have acted as counsel to ClearOne, Inc. (the “Company”), a Nevada corporation, in connection with the filing of an amended registration statement on Form S-1/A (File No. 333-298195) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), (i) with respect to the offer and sale (the “Offering”) of up to 4,285,714 units of the Company (the “Units”), each Unit consisting of one share of common stock of the Company (the “Offering Share”) and one warrant to purchase one share of common stock of the Company (the “Offering Warrant”) with each Offering Warrant exercisable into one share of common stock of the Company (the “Offering Warrant Share”) and (ii) with respect to the resale (the “Resale”) of up to 1,641,162 shares of the Company stock that are issued and outstanding (the “Issued Shares”) and up to 855,000 shares of common stock of the Company (the “Advisor Shares”) to be issued pursuant to agreements (the “Advisor Agreements”) with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis, as further described in the Registration Statement.

In connection with this opinion letter, we have examined the following documents:

(a)	the Articles of Incorporation of the Company;
(b)	the Bylaws of the Company;
(c)	resolutions adopted by the board of directors of the Company pertaining to the Offering, the Resale and the Advisor Shares;
(d)	the Registration Statement; and
(e)	the prospectuses constituting parts of the Registration Statement.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

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Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

1.

the Units, when issued and delivered by the Company against payment therefor in the manner and under the terms described in the Registration Statement, will be duly and validly authorized and issued as fully paid and non-assessable;

2.

the Offering Shares, when issued and delivered by the Company against payment therefor in the manner and under the terms described in the Registration Statement, will be duly and validly authorized and issued as fully paid and non-assessable shares of common stock in the capital of the Company;

3.	the Offering Warrants, when issued and delivered by the Company against payment therefor in the manner and under the terms described in the Registration Statement, will be duly and validly authorized and issued, and will be binding obligations of the Company pursuant to the laws of the State of New York;
4.	the Offering Warrant Shares, when issued and delivered by the Company against payment therefor in accordance with terms of the Offering Warrants, will be duly and validly authorized and issued as fully paid and non-assessable shares of common stock in the capital of the Company;
5.	the Issued Shares have been duly and validly authorized and issued as fully paid and non-assessable shares of common stock in the capital of the Company; and
6.	the Advisor Shares have been duly and validly authorized, and will, if and when issued in accordance with the terms of their respective Advisor Agreements, be issued as fully paid and non-assessable shares of common stock in the capital of the Company

  This opinion letter is opining upon and is limited to the current federal laws of the United States and laws of the States of Nevada and New York, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

  Yours truly,

  /s/ Cozen O'Connor LLP

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